UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

Vu1 CORPORATION

(Exact Name of Registrant as specified in charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commission File Number)	(IRS Employer Identification No.)

1 Liberty Plaza, 23rd Floor, New York, NY	10006
(Address of principal executive offices)	(Zip Code)

(855) 881-2852
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On December 20, 2012, we completed a private placement to accredited investors of 525,000 restricted shares of our common stock, at a purchase price of $0.80 per share, for gross proceeds of $420,000.  As part of the private placement, the investors were issued three-year warrants to purchase 525,000 shares of our common stock, at an exercise price of $1.50 per share.

The net proceeds from the private placement, following the payment of offering-related expenses, are being used by us for purchases of inventory and for working capital and other general corporate purposes.

In addition, on December 20, 2012, we entered into a settlement and release agreement with a vendor and issued 250,000 shares of our restricted common stock and three-year warrants to purchase 250,000 shares of our common stock at an exercise price of $1.50 per share, in settlement of $250,000 of trade accounts payable.

Also on December 20, 2012, we entered into a settlement and release agreement with another vendor and issued 64,256 shares of our restricted common stock in settlement of $64,256 of trade accounts payable.

Copies of the definitive agreements relating to the issuance and sale of the common stock and warrants are filed herewith as Exhibits 4.1 and 10.1 and are incorporated herein by reference.  The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

The above described common stock, warrants and common stock issuable upon exercise of the warrants have not been registered under the Securities Act of 1933, and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

During 2012 (prior to the sales above), we issued a total of 474,632 shares of our restricted common stock and three-year warrants to purchase 474,632 shares of our common stock at an exercise price of $2.00 per share pursuant to a private placement to accredited investors at a price of $3.50 per unit. Each unit was comprised of one share of common stock and one warrant.  On January 25, 2013 we amended the terms of the private placement, reducing the purchase price of the unit to $1.00 and reducing the exercise price of the warrant to $1.50 per share.  As a result of the amendment, the Company issued an additional 1,186,567 shares of common stock to those investors and increased the number of shares reserved for issuance upon the exercise of the warrants by 1,186,567.

On January 25, 2012, we completed a private placement to accredited investors of 105,000 restricted shares of our common stock, at a purchase price of $1.00 per share, for gross proceeds of $105,000.  As part of the private placement, the investors were issued three-year warrants to purchase 105,000 shares of our common stock, at an exercise price of $1.50 per share.

Item 8.01	Other Events

On December 20, 2012, we received gross proceeds of $100,000 pursuant to the terms of a Loan Agreement dated December 20, 2012.  The loan is secured by a Deed of Assignment for certain inventory and all proceeds from the sale of the inventory.  The loan is payable on June 23, 2013, six months from the date of the agreement.  We prepaid interest of $25,000 for the term of the loan.

Copies of the above Loan Agreement and Deed of Assignment are filed herewith as Exhibits 10.2 and 10.3 and are incorporated herein by reference.  The foregoing summary descriptions of the agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                      Description

4.1	Form of Common Stock Purchase Warrant of Vu1 Corporation, dated December 20, 2012, for each investor.

10.1	Form of Securities Purchase Agreement, dated as of December 20, 2012, between Vu1 Corporation and each investor.

10.2	Loan Agreement, dated as of December 20, 2012, between Vu1 Corporation and each purchaser identified on the signature pages thereto.

10.3	Deed of Assignment dated as of December 20, 2012, between Vu1 Corporation and each purchaser identified on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VU1 CORPORATION

Date: January 31, 2013	By: /s/ Matthew J. DeVries
Matthew J. DeVries
Chief Financial Officer